Exhibit 10-f

TRUSTMARK CORPORATION
AMENDED AND RESTATED
STOCK AND INCENTIVE COMPENSATION PLAN
(as amended and restated, effective April 28, 2015)

ARTICLE I
Establishment, Purpose and Duration

1.1           Establishment of the Plan.  Trustmark Corporation (hereinafter referred to as the “Company”), a Mississippi corporation, hereby amends and restates its 2005 Stock and Incentive Compensation Plan.  The Trustmark Corporation 2005 Stock and Incentive Compensation Plan as so amended and restated shall be known as the Trustmark Corporation Amended and Restated Stock and Incentive Compensation Plan (hereinafter referred to as the “Plan”), as set forth in this document.  Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein.  The Plan permits the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Units, Performance Cash Awards and/or Stock Appreciation Rights to Key Associates and Directors.

The Plan was originally adopted by the Board of Directors on March 8, 2005 and became effective on May 10, 2005 upon approval by shareholders of the Company.  The Plan was subsequently amended January 26, 2010, which amendment became effective on May 11, 2010 upon approval by shareholders of the Company.  This amendment and restatement of the Plan was adopted by the Board of Directors on January 27, 2015, to become effective (the “Effective Date”) as of April 28, 2015 if approved by shareholders of the Company at the Company’s April 28, 2015 annual meeting in accordance with applicable laws and any applicable rules of any national securities exchange or system on which the Stock is then listed or reported.  Prior to such shareholder approval, Awards may be granted pursuant to the terms of the Plan as in effect prior to January 27, 2015.

1.2           Purpose of the Plan.  The purpose of the Plan is to promote the success of the Company and its Subsidiaries by providing incentives to Key Associates and Directors that will promote the identification of their personal interest with the long term financial success of the Company and with growth in shareholder value, consistent with the Company’s risk profile.  The Plan is designed to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Key Associates and Directors upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

1.3           Duration of the Plan.  The terms of this amended and restated Plan shall become effective on the Effective Date, as described in Section 1.1 herein.  No Award may be granted under the Plan after April 27, 2025.  Awards outstanding on such date shall remain valid in accordance with their terms.  The Board of Directors shall have the right to terminate the Plan at any time pursuant to Article XVI herein.

ARTICLE II
Definitions

2.1           Definitions.  Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

(a)           “Agreement” means any written agreement or other instrument or document, which may be in electronic format, implementing the grant of each Award and setting forth the specific terms of each Award, and which is signed or acknowledged (including a signature or acknowledgment in electronic format) by an authorized officer of the Company and by the Participant.

(b)           “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Awards, Performance Units, Performance Cash Awards and/or Stock Appreciation Rights.

(c)           “Award Date” means the date on which an Award is made (also referred to as “granted”) by the Committee under the Plan.

(d)           “Beneficiary” means the person designated by a Participant pursuant to Section 19.10 herein.

(e)           “Board” or “Board of Directors” means the Board of Directors of the Company.

(f)           “Cause” has the meaning set forth in any employment agreement or change in control agreement then in effect between the Participant and the Company or a subsidiary, if applicable, and, if the Participant has no such agreement or if such agreement does not define the term, “Cause” means (i) the willful and continued failure of the Participant to substantially perform the Participant’s duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Company, or (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company or subsidiary.

(g)           “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(i)  the acquisition by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act) of ownership of, holding or power to vote more than 20% of the Company’s voting stock; or

(ii)  the acquisition by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act) of the ability to control the election of a majority of the Company’s Board; or

(iii)  the acquisition of a controlling influence over the management or policies of the Company by any person or by persons acting as a “group” (within the meaning of Section 13(d) of the Exchange Act); or

(iv)  during any period of two consecutive years, the composition of the Company’s Board shall change, such that Continuing Directors no longer comprise at least two-thirds thereof.  The term “Continuing Director” means an individual who was a member of the Company’s Board at the beginning of the two-year period described in the immediately preceding sentence, or whose subsequent nomination for election to the Company’s Board was recommended or approved by the affirmative vote of at least two-thirds of the Continuing Directors then in office.

Notwithstanding the foregoing, in the case of (i), (ii) and (iii) hereof, ownership or control of the Company’s voting stock by the Trustmark National Bank (the “Bank”) or any employee benefit plan sponsored by the Company or the Bank or any subsidiary thereof shall not constitute a Change in Control. For purposes of this definition only, the term “person” refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization of any other form of entity not specifically listed herein.

(h)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)           “Committee” means the committee of the Board appointed to administer the Plan pursuant to Article III herein, all of the members of which shall be “independent directors” under applicable stock exchange listing standards, “non-employee directors” as defined in Rule 16b-3, as amended, under the Exchange Act, or any similar or successor rule, and “outside directors” within the meaning of Section 162(m)(4)(C)(i) of the Code.  Unless otherwise determined by the Board, the Human Resources Committee of the Board, or any successor committee responsible for executive compensation, shall constitute the Committee.

(j)           “Company” means Trustmark Corporation, or any successor thereto as provided in Article XVIII herein.

(k)           “Director” means a director of the Company or any Subsidiary thereof, including a Community Bank Advisory Director of the Bank.  The term “Director” shall not include an honorary director.

(l)           “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(m)           “Fair Market Value” means, with respect to a Share, the closing market price (that is, the price at which last sold on the applicable principal U.S. market) of the Stock on the relevant date if it is a trading date, or if not, on the most recent date on which the Stock was traded prior to such date, as reported by the stock exchange for the applicable principal U.S. market, or if, in the opinion of the Committee, this method is inapplicable or inappropriate for any reason, the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

(n)           “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422 of the Code.

(o)           “Key Associate” means an officer or other key associate of the Company or its Subsidiaries who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.  “Key Associates” includes Directors who are also associates of the Company or its Subsidiaries.

(p)           “Non-Qualified Stock Option” or “NQSO” means an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

(q)           “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(r)           “Option Price” means the exercise price per Share of Stock covered by an Option.

(s)           “Participant” means a Key Associate or a Director who has been granted an Award under the Plan and whose Award remains outstanding.

(t)            “Performance-Based Compensation Award” means any Award for which exercise, full enjoyment or receipt thereof by the Participant is contingent on satisfaction or achievement of the Performance Goal applicable thereto.  If a Performance-Based Compensation Award is intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code, the grant of the Award, the establishment of the Performance Goal, the making of any modifications or adjustments and the determination of satisfaction or achievement of the Performance Goal shall be made during the period or periods required under and in conformity with the requirements of Section 162(m) of the Code therefor.  The terms and conditions of each Performance-Based Compensation Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement.

(u)           “Performance Cash Award” means an Award of cash granted to a Participant pursuant to Article XI herein.

(v)           “Performance Goal” means one or more performance measures or goals set by the Committee in its discretion for each grant of a Performance-Based Compensation Award.  The extent to which such performance measures or goals are met will determine the amount or value of the Performance-Based Compensation Award which a Participant is entitled to exercise, receive or retain.  For purposes of the Plan, a Performance Goal may be particular to a Participant, and may include any one or more of the following performance criteria, either individually, alternatively or in any combination, subset or component, applied to the performance of the Company as a whole or to the performance of a Subsidiary, division, strategic business unit, line of business or business segment, measured either quarterly, annually or cumulatively over a period of years or partial years, in each case as specified by the Committee in the Award:  (i) Stock value or increases therein (including, for example, total shareholder return), (ii) earnings per share or earnings per share growth, (iii) net earnings, earnings or earnings growth (before or after one or more of taxes, interest, depreciation and/or amortization), (iv) profits (net profit, gross profit, operating profit, economic profit, profit margins or other corporate profit measures),  (v) operating cash flow, (vi) operating or other expenses, (vii) operating efficiency, (viii) return on equity, (ix) return on tangible equity, (x) return on assets, capital or investment, (xi) sales or revenues or growth thereof, (xii) deposits, loan and/or equity levels or growth thereof, (xiii) assets under management, (xiv) cost control measures, (xv) regulatory compliance, (xvi) gross, operating or other margins, (xvii) efficiency ratio (as generally recognized and used for bank financial reporting and analysis), (xviii) net interest income (FTE), (xix) net interest margin (FTE), (xx) non-interest income, (xxi) non-interest expense, (xxii) credit quality, net charge-offs and/or non-performing assets (excluding such loans or classes of loans as may be designated for exclusion), (xxiii) provision expense, (xxiv) productivity, (xxv) customer satisfaction, (xxvi) satisfactory internal or external audits, (xxvii) improvement of financial ratings, (xxviii) achievement of balance sheet or income statement objectives, (xxix) quality measures, (xxx) regulatory exam results, (xxxi) achievement of risk management objectives, (xxxii) implementation, management or completion of critical projects or processes, or (xxxiii) any component or components of the foregoing (including, without limitation, determination thereof, in the Committee’s sole discretion, with or without the effect of discontinued operations and dispositions of business units or segments, non-recurring items, material extraordinary items that are both unusual and infrequent, non-budgeted items, special charges, accruals for acquisitions, reorganization and restructuring programs and/or changes in tax law, accounting principles or other such laws or provisions affecting the Company’s reported results). Performance Goals may include a threshold level of performance below which no payment or vesting may occur, levels of performance at which specified payments or specified vesting will occur, and a maximum level of performance above which no additional payment or vesting will occur.  Performance Goals may be absolute in their terms or measured against or in relationship to a pre-established target, the Company’s budget or budgeted results, previous period results, a market index, a designated comparison group of other companies comparably, similarly or otherwise situated, or any combination thereof.  The Committee shall determine the Performance Period during which the Performance Goal must be met; and attainment of Performance Goals shall be subject to certification by the Committee. The Committee retains the discretion to adjust the compensation or economic benefit due upon attainment of Performance Goals, provided that, with respect to an Award intended to be “performance-based compensation” within the meaning of Section 162(m)(4)(C) of the Code,  any such adjustment shall be made only in conformity with the requirements of Section 162(m) of the Code.

(w)           “Performance Period” means the time period during which the Performance Goal must be met in connection with a Performance-Based Compensation Award.  Such time period shall be set by the Committee.

(x)           “Performance Unit” means an Award, designated as a performance unit, granted to a Participant pursuant to Article X herein, valued as a fixed dollar amount, and payable in cash, Stock or a combination thereof.

(y)           “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VII herein, or the period during which Restricted Stock Units are restricted, pursuant to Article VIII herein.

(z)           “Plan” means the Trustmark Corporation Amended and Restated Stock and Incentive Compensation Plan (formerly known as the Trustmark Corporation 2005 Stock and Incentive Compensation Plan), as herein described and most recently amended and restated on January 27, 2015 and to be effective as of the Effective Date, as hereafter from time to time amended.

(aa)           “Related Option” means an Option with respect to which a Stock Appreciation Right has been granted.

(bb)           “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Article VII herein which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied.

(cc)           “Restricted Stock Unit” or “RSU” means an Award, designated as a Restricted Stock Unit, granted to a Participant pursuant to Article VIII herein and valued by reference to Stock, which is subject to restrictions and forfeiture until the designated conditions for the lapse of the restrictions are satisfied.  Restricted Stock Units are payable in cash, Stock or a combination thereof.

(dd)           “Stock” or “Shares” means the common stock of the Company.

(ee)           “Stock Appreciation Right” or “SAR” means an Award, designated as a stock appreciation right, granted to a Participant pursuant to Article XII herein, and payable in cash, Stock or a combination thereof.

(ff)           “Stock Award” means an Award of Stock granted to a Participant pursuant to Article IX herein.

(gg)           “Subsidiary” means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

ARTICLE III
Administration

3.1           Administration of the Plan by the Committee. The Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers:  (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and conditions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan; (iv) to establish, amend or waive rules or regulations for the Plan’s administration; (v) to accelerate the exercisability of any Award, the end of a Performance Period or termination of any Period of Restriction or other restrictions imposed under the Plan; and (vi) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.  In the event of any conflict or inconsistency between the Plan and any Agreement, the Plan shall govern, and the Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.

The Chairman of the Committee and such other directors or officers of the Company as shall be designated by the Committee are hereby authorized to execute or acknowledge Agreements on behalf of the Company (including a signature or acknowledgment in electronic format) and to cause Agreements to be delivered to each Participant (including delivery in electronic format).

For purposes of determining the applicability of Section 422 of the Code (relating to Incentive Stock Options), or in the event that the terms of any Award provide that it may be exercised only during employment or service or within a specified period of time after termination of employment or service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of employment or service or continuous employment or service.

Subject to limitations under applicable law, the Committee (and its delegee) is authorized in its discretion to issue Awards and/or to deliver and accept notices, elections, consents, designations and/or other forms or communications to or from Participants by electronic or similar means, including, without limitation, transmissions through e-mail or specialized software, recorded messages on electronic telephone systems, and other permissible methods, on such basis and for such purposes as it determines from time to time, and all such communications will be deemed to be “written” for purposes of the Plan.

A majority of the entire Committee shall constitute a quorum and the action of a majority of the members present at any meeting at which a quorum is present (in person or as otherwise permitted by applicable law), or acts approved in writing by all Committee members without a meeting, shall be deemed the action of the Committee.  Notwithstanding any provision of the Plan to the contrary, any authority or responsibility which, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

3.2           Selection of Participants. The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Associates and/or Directors as may be selected by it.  Each Award shall be evidenced by an Agreement.

3.3           Decisions Binding.  All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

3.4           Requirements of SEC Rule 16b-3 and Section 162(m) of the Code.  Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act (“SEC Rule 16b-3”).

Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards that qualify as performance-based compensation under Section 162(m)(4)(C) of the Code as well as Awards that do not so qualify.   Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code from so qualifying shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded.

3.5           Indemnification of Committee.  In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

ARTICLE IV
Stock Subject to the Plan

4.1           Number of Shares. Subject to adjustment as provided in Section 4.4 or Article XIV herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 3,000,000.  Except as provided in Section 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

The Company, during the term of the Plan and thereafter during the term of any outstanding Award which may be settled in Stock, shall reserve and keep available a number of Shares sufficient to satisfy the requirements of the Plan.

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award thereunder.  The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

4.2           Lapsed Awards or Forfeited Shares. If any Award granted under the Plan (for which no dividends attributable to Shares underlying such Award have been received) terminates, expires, or lapses for any reason other than by virtue of exercise or settlement of the Award, or if Shares issued pursuant to Awards (for which no dividends attributable to Shares underlying such Award have been received) are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan, subject to Section 12.3 herein.

4.3           Delivery of Shares as Payment of Exercise Price or Taxes.  Shares withheld, delivered, or otherwise used to pay the Option Price pursuant to the exercise of an Option shall not be available for future Awards under the Plan.  Shares withheld by the Company or otherwise used in satisfaction of payment of withholding taxes associated with an Award shall not be available for future Awards under the Plan.  To the extent that Shares are delivered or withheld pursuant to the exercise of an Option, the number of underlying Shares as to which the exercise related shall be counted against the number of Shares available for Awards, as opposed to only counting the Shares issued upon exercise.

4.4           Capital Adjustments.  The number and kind of Shares subject to each outstanding Award, the Option Price or other exercise price of an Award, and the annual limits on and the aggregate number and kind of Shares for which Awards thereafter may be made shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or other corporate capitalization change of or by the Company.  Where an Award being adjusted is an ISO or is subject to Section 409A of the Code, the adjustment shall also be effected so as to comply with Section 424(a) of the Code and not to constitute a modification within the meaning of Section 424(h) or 409A, as applicable, of the Code.

ARTICLE V
Eligibility

Persons eligible to participate in the Plan include (i) all associates of the Company and its Subsidiaries (including any corporation which becomes a Subsidiary after the adoption of the Plan by the Board) who, in the opinion of the Committee, are Key Associates, and (ii) all Directors.

Multiple grants of Awards under the Plan may be made in any calendar year to a Participant, provided, however, that Awards of Options and SARs (disregarding any Tandem SARs as defined in Section 12.1 herein) granted in any calendar year to any one Participant shall not provide for the issuance of, and/or cash payment with respect to, more than 100,000 Shares in the aggregate, that Awards of Restricted Stock, Stock Awards and Restricted Stock Units granted in any calendar year to any one Participant shall not provide for the issuance of, and/or cash payment with respect to, more than 100,000 Shares in the aggregate, that Performance Units granted in any calendar year to any one Participant shall not provide for the payment of more than $2,000,000 in the aggregate (which may include the issuance of no more than 100,000 Shares), and that Performance Cash Awards granted in any calendar year to any one Participant shall not provide for the payment of more than $2,000,000 in the aggregate.

ARTICLE VI
Stock Options

6.1           Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee.  The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that (i) only Non-Qualified Stock Options may be granted to Directors who are not associates of the Company or a Subsidiary, (ii) no Participant may be granted Options and SARs in any calendar year for more than 100,000 Shares in the aggregate (with Options and SARs cancelled in the same year as granted counted against this limit), and (iii) the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422 of the Code and rules and regulations thereunder.

6.2           Option Agreement. Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price, the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment or service, and such other provisions as the Committee shall determine.  The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code, or a Non-Qualified Stock Option not intended to be within the provisions of Section 422 of the Code, provided, however, that if an Option is intended to be an Incentive Stock Option but fails to be such for any reason, it shall continue in full force and effect as a Non-Qualified Stock Option.

6.3           Option Price. The Option Price of an Option shall be determined by the Committee subject to the following limitations.  The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Award Date.  In addition, an ISO granted to a Key Associate (including any Director who is a Key Associate) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of such Stock on the Award Date.

6.4           Duration of Options. Each Option shall expire at such time as the Committee shall determine, provided, however, that no Option shall be exercisable after the expiration of ten years from its Award Date.  In addition, an ISO granted to a Key Associate (including any Director who is a Key Associate) who, at the time of grant, owns (within the meaning of Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, shall not be exercisable after the expiration of five years from its Award Date.

6.5           Exercisability. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants.

6.6           Method of Exercise. Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee (or its delegee) setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares and payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise.  The Option Price shall be payable to the Company in full either in cash, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, by the Company withholding Shares otherwise issuable upon the exercise valued at Fair Market Value at the time of exercise, or by a combination of the foregoing.

To the extent permitted under the applicable laws and regulations, at the request of the Participant, the Company agrees to cooperate in a “cashless exercise” of an Option.  The cashless exercise shall be effected by the Participant delivering to a securities broker instructions to exercise all or part of the Option, including instructions to sell a sufficient number of shares of Stock to cover the costs and expenses associated therewith.

As soon as practicable, after receipt of written notice and payment of the Option Price and completion of payment of (or an arrangement satisfactory to the Company for the Participant to pay) any tax withholding required in connection with the Option exercise, the Company shall, in the Committee’s discretion, either deliver to the Participant stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant’s name, or deliver the appropriate number of Shares in book-entry or electronic form.

6.7           Restrictions on Stock Transferability.  The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal securities law, under the requirements of any stock exchange upon which such Shares are then listed, and under any blue sky or state securities laws applicable to such Shares.  The Committee may specify in an Agreement that Stock delivered on exercise of an Option is Restricted Stock or Stock subject to a buyback right by the Company in the amount of, or based on, the Option Price therefor in the event the Participant does not complete a specified service period after exercise.

6.8           Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 19.10 herein.  Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

Notwithstanding the foregoing or any other provision of the Plan to the contrary, to the extent permissible under SEC Rule 16b-3, a Participant who is granted Non-Qualified Stock Options pursuant to the Plan may transfer such Non-Qualified Stock Options to his spouse, lineal ascendants, lineal descendants, or to trusts for their benefit, provided that the Non-Qualified Stock Option so transferred may not again be transferred other than to the Participant originally receiving the grant of Non-Qualified Stock Options or to an individual or trust to whom such Participant could have transferred Non-Qualified Stock Options pursuant to this Section 6.8.  Non-Qualified Stock Options which are transferred pursuant to this Section 6.8 shall be exercisable by the transferee subject to the same terms and conditions as would have applied to such Non-Qualified Stock Options in the hands of the Participant originally receiving the grant of such Non-Qualified Stock Options.  Any such transfer supersedes any Beneficiary designation made under Section 19.10 herein with respect to the transferred Non-Qualified Stock Options.

6.9           Disqualifying Disposition of Shares Issued on Exercise of an ISO. If a Participant makes a “disposition” (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an ISO within two years from the Award Date or within one year from the date the Shares are transferred to the Participant, the Participant shall, within ten days of disposition, notify the Committee (or its delegee) in order that any income realized as a result of such disposition can be properly reported by the Company on IRS forms W-2 or 1099.

ARTICLE VII
Restricted Stock

7.1           Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock under the Plan to such Key Associates and Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted Restricted Stock, Stock Awards, and Restricted Stock Units in any calendar year for more than 100,000 Shares in the aggregate.  Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.  If determined by the Committee, custody of Shares of Restricted Stock may be retained by the Company until the termination of the Period of Restriction pertaining thereto.

7.2           Restricted Stock Agreement.  Each Restricted Stock Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and if applicable, any Performance Period and Performance Goal, and such other restrictions and provisions as the Committee shall determine.

7.3           Nontransferability of Restricted Stock.  Except as provided in this Article VII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon the earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement.  All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

7.4           Other Restrictions.  The Committee may impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions or otherwise denote the Restricted Stock as restricted, if issued in book-entry or electronic form.

7.5           Certificate Legend.  In addition to any legends placed on certificates, or to which Shares of Restricted Stock issued in book-entry or electronic form are made subject, pursuant to Section 7.4 herein, any Award of Restricted Stock issued in book-entry or electronic form shall be subject to the following legend, and any certificates representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Trustmark Corporation Amended and Restated Stock and Incentive Compensation Plan, in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated <<date of grant>>.  A copy of the Plan, any such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of Trustmark Corporation.

7.6           Removal of Restrictions.  Except as otherwise provided in this Article VII, the Agreement or applicable law or regulation, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and, where applicable, after a determination of the satisfaction or achievement of any applicable Performance Goal.  Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 herein removed from his Stock certificate or similar notation removed from such Shares if issued in book-entry or electronic form.

7.7           Voting Rights.  During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

7.8           Dividends and Other Distributions.  Unless otherwise provided in the Agreement, during the Period of Restriction, recipients of Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to those Shares.  If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and the same rules for custody as the Shares of Restricted Stock with respect to which they were distributed.

ARTICLE VIII
Restricted Stock Units

8.1           Grant of Restricted Stock Units.  Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock Units under the Plan (with one Unit representing one Share) to such Key Associates and Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted Restricted Stock, Stock Awards, and Restricted Stock Units in any calendar year for more than 100,000 Shares in the aggregate.  Participants receiving Restricted Stock Unit Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.  The Committee is expressly authorized to grant Restricted Stock Units which are deferred compensation covered by Section 409A of the Code, as well as Restricted Stock Units which are not deferred compensation covered by Section 409A of the Code.

8.2           Restricted Stock Unit Agreement.  Each Restricted Stock Unit Award shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Units granted, and if applicable, any Performance Period and Performance Goal, and such other restrictions and provisions as the Committee shall determine.

Unless otherwise provided in the Agreement, during the Period of Restriction, Participants holding Restricted Stock Units shall have added to their rights all dividends and other distributions which would have been paid with respect to the Shares represented by those Restricted Stock Units if such Shares were outstanding, and such deemed dividends or distributions shall be subject to the same restrictions, vesting and payment as the Restricted Stock Units to which they are attributable.  Unless otherwise provided in the Agreement, during the Period of Restriction, any such deemed dividends and other distributions shall be deemed converted to additional Restricted Stock Units based on the Fair Market Value of a Share on the date of payment or distribution of the deemed dividend or distribution.

8.3           Payment after Lapse of Restrictions.  Subject to the provisions of the Agreement, upon the lapse of restrictions with respect to a Restricted Stock Unit, the Participant is entitled to receive, without any payment to the Company (other than required tax withholding), an amount equal (the “RSU Value”) to the product of multiplying (i) the number of Shares with respect to which the restrictions lapse by (ii) the Fair Market Value per Share on the date the restrictions lapse.

The Agreement may provide for payment of the RSU Value at the time of the lapse of restrictions or, on an elective or non-elective basis, for payment of the RSU Value at a later date, adjusted (if so provided in the Agreement) from the date of the lapse of restrictions based on an interest, dividend equivalent, earnings, or other basis (including deemed investment of the RSU Value in Shares) set out in the Agreement (the “adjusted RSU Value”).

Payment of the RSU Value or adjusted RSU Value to the Participant shall be made in Shares, in cash or a combination thereof as determined by the Committee, either at the time of the Award or thereafter, and as provided in the Agreement.  To the extent payment of the RSU Value or adjusted RSU Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date the restrictions therefor lapse in the case of an immediate payment or at the Fair Market Value on the date of settlement in the event of an elective or non-elective delayed payment.

8.4           Nontransferability of Restricted Stock Units.  No Restricted Stock Unit granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 19.10 herein.  Further, all Restricted Stock Units, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE IX
Stock Awards

Subject to the terms and conditions of the Plan, the Committee, at any time and from time to time, may grant unrestricted Stock Awards under the Plan to such Key Associates and Directors and in such amounts as it shall determine, provided, however, that no Participant may be granted Restricted Stock, Stock Awards, and Restricted Stock Units in any calendar year for more than 100,000 Shares in the aggregate.  Participants receiving Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.  Unless otherwise provided in the applicable Agreement, Stock Awards shall be fully vested and freely transferable as of the Award Date, subject to restrictions under applicable Federal or state securities laws.

ARTICLE X
Performance Units

10.1           Grant of Performance Units.  Subject to the terms and conditions of the Plan, Performance Units may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee, provided, however, that no Participant may be granted Performance Units with a dollar value in excess of $2,000,000 in any calendar year (which may include the issuance of no more than 100,000 Shares).  Otherwise, the Committee shall have complete discretion in determining the number of Performance Units granted to each Participant.  Participants receiving such Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.  The Committee is expressly authorized to grant Performance Units which are deferred compensation covered by Section 409A of the Code, as well as Performance Units which are not deferred compensation covered by Section 409A of the Code.

10.2           Performance Unit Agreement. Each Performance Unit is intended to be a Performance-Based Compensation Award, and the terms and conditions of each such Award, including the Performance Goal and Performance Period, shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement. The Committee may provide for payment of dividend equivalents with respect to each Performance Unit.  The Committee shall set the Performance Goal in its discretion for each Participant who is granted a Performance Unit.

10.3           Settlement of Performance Units.  After a Performance Period has ended, the holder of a Performance Unit shall be entitled to receive the value thereof based on the degree to which the Performance Goals and other conditions established by the Committee and set forth in the Agreement (or in a subplan of the Plan which is incorporated by reference into an Agreement) have been satisfied.  Payment of the amount to which a Participant shall be entitled upon the settlement of a Performance Unit shall be made in cash, Stock or a combination thereof as determined by the Committee.

10.4           Nontransferability of Performance Units.  No Performance Unit granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 19.10 herein.  All rights with respect to Performance Units granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE XI
Performance Cash Awards

A Performance Cash Award may be granted upon the attainment during a Performance Period of one or more Performance Goals.  Subject to the terms and conditions of the Plan, Performance Cash Awards may be granted to Key Associates and Directors at any time and from time to time as shall be determined by the Committee.  The terms and conditions of any Performance Cash Award, including the Performance Goal(s) and Performance Period, shall be determined by the Committee in its discretion and shall be set forth in an Agreement or in a subplan of the Plan which is incorporated by reference into an Agreement.  The Committee is expressly authorized to grant Performance Cash Awards which are deferred compensation covered by Section 409A of the Code, as well as Performance Cash Awards which are not deferred compensation covered by Section 409A of the Code.

ARTICLE XII
Stock Appreciation Rights

12.1           Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Key Associates and Directors, at the discretion of the Committee, in any of the following forms, provided, however, that no Participant may be granted Options and SARs in any calendar year for more than 100,000 Shares in the aggregate (with Options and SARs cancelled in the same year as granted counted against this limit):

(a)  In connection with the grant, and exercisable in lieu of, Options (“Tandem SARs”);

(b)  Independent of any grant of the Options (“Freestanding SARs”); or

(c)  In any combination of the foregoing.

12.2           SAR Agreement.  Each SAR grant shall be evidenced by an Agreement that shall specify its type of SAR and its terms and conditions, which terms and conditions shall be determined by the Committee, subject to the limitations set forth in this Section 12.2.  The Option Price in the case of a Tandem SAR, and the exercise price of a Freestanding SAR, shall not be less than 100% of the Fair Market Value of such Stock on the Award Date.

12.3           Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the Related Option.  The exercise of Tandem SARs shall cause a reduction in the number of Shares subject to the Related Option equal to the number of Shares with respect to which the Tandem SAR is exercised.  Conversely, the exercise, in whole or part, of a Related Option, shall cause a reduction in the number of Shares subject to the Tandem SAR equal to the number of Shares with respect to which the Related Option is exercised.  Shares with respect to which the Tandem SAR shall have been exercised may not be subject again to an Award under the Plan.

Notwithstanding any other provision of the Plan to the contrary, a Tandem SAR shall expire no later than the expiration of the Related Option, shall be transferable only when and under the same conditions as the Related Option, shall be exercisable only when the Related Option is eligible to be exercised, and shall be exercisable for no more than 100% of the difference between the Option Price of the Related Option and the Fair Market Value of Shares subject to the Related Option at the time the Tandem SAR is exercised.

12.4           Exercise of Freestanding SARs.  Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes upon such SARs, subject to the limitations set forth in Section 12.2 herein.

12.5           Other Conditions Applicable to SARs.  In no event shall the term of any SAR granted under the Plan exceed ten years from the Award Date.  A SAR may be exercised only when the Fair Market Value of a Share exceeds either (i) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (ii) the Option Price of the Related Option in the case of a Tandem SAR.  A SAR shall be exercised by delivery to the Committee (or its delegee) of a written notice of exercise in the form prescribed by the Committee (or its delegee).

12.6           Payment after Exercise of SARs.  Subject to the provisions of the Agreement, upon the exercise of a SAR, the Participant is entitled to receive, without any payment to the Company (except for required tax withholding), an amount equal (the “SAR Value”) to the product of multiplying (i) the number of Shares with respect to which the SAR is exercised by (ii) an amount equal to the excess of (A) the Fair Market Value per Share on the date of exercise of the SAR over (B) either (x) the Fair Market Value per Share on the Award Date in the case of a Freestanding SAR or (y) the Option Price of the Related Option in the case of a Tandem SAR.

Payment of the SAR Value to the Participant shall be made at the time of exercise in Shares, in cash or in a combination thereof as determined by the Committee.  To the extent payment of the SAR Value to the Participant is made in Shares, such Shares shall be valued at the Fair Market Value on the date of exercise.

12.7           Nontransferability of SARs.  No SAR granted under the Plan, and no right to receive payment in connection therewith, may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than upon the death of the Participant in accordance with Section 19.10 herein. Further, all SARs, and rights in connection therewith, granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE XIII
Termination of Employment or Service

The Committee may provide for vesting of Awards in connection with the termination of a Participant’s employment or service on such basis as it deems appropriate.  Unless otherwise provided in the Agreement, in the event a Participant’s employment or service is terminated for Cause, the unvested portion and the vested portion not yet paid or exercised of each Award held by the Participant shall be automatically forfeited to the Company and, for an Option and/or SAR, no further exercise shall be allowed.

ARTICLE XIV
Change in Control

In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion and without the consent of the Participant, may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase, settlement or cancellation of any such Award by the Company, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant’s rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

ARTICLE XV
Amendment, Modification, and Substitution of Awards

Subject to the terms and conditions and within the limitations of the Plan, the Committee may amend or modify the terms of any outstanding Award or accelerate the vesting thereof.  In addition, the Committee may accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan or outstanding awards granted under any other equity compensation plan of the Company and authorize the granting of new Awards pursuant to the Plan in substitution therefor so long as the new or substituted awards do not specify a lower exercise price than the surrendered Awards or awards, and otherwise the new Awards may be of a different type than the surrendered Awards or awards, may specify a longer term than the surrendered Awards or awards, may provide for more rapid vesting and exercisability than the surrendered Awards or awards, and may contain any other provisions that are authorized by the Plan.  The Committee shall continue to have the authority to amend or modify the terms of any outstanding Award after April 27, 2025, provided that no amendment or modification will extend the original term of the Award beyond that set forth in the applicable Award Agreement.  Notwithstanding the foregoing, however, no amendment or modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.  Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend, modify, or substitute an Award in a manner that violates Section 409A of the Code, or causes an Award that previously qualified for an exemption from Section 409A to become subject to Section 409A of the Code.

Notwithstanding any provision of the Plan to the contrary, neither the Committee nor the Board shall have the right or authority, without obtaining shareholder approval, to amend or modify the Option Price of any outstanding Option or the exercise price of any outstanding SAR, or to cancel an outstanding Option or SAR, at a time when the Option Price or exercise price is greater than the Fair Market Value of a Share in exchange for cash, another Award, or other securities, except in connection with a corporate transaction involving the Company in accordance with Section 4.4 or Article XIV herein.

ARTICLE XVI
Termination, Amendment and Modification of the Plan

16.1           Termination, Amendment and Modification.  At any time and from time to time, the Board may terminate, amend, or modify the Plan.  Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

16.2           Awards Previously Granted.  No termination, amendment or modification of the Plan other than pursuant to Section 4.4 or Article XIV herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XVII
Withholding

17.1           Tax Withholding.  The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan.

17.2           Payment of Withholding Obligations with Shares.  With respect to withholding required upon the exercise of Non-Qualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other taxable event with respect to any Award, Participants may elect or the Committee may require Participants to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld, or by delivering to the Company Shares of Stock having a Fair Market Value equal to the amount required to be withheld.  The value of any Shares so withheld or delivered shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined.  All elections by Participants shall be irrevocable and be made in writing and in such manner as determined by the Committee (or its delegee) in advance of the day that the transaction becomes taxable.

ARTICLE XVIII
Successors

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XIX
General

19.1           Requirements of Law.  The granting of Awards and the issuance of Shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations as may be required.

19.2           Effect of the Plan.  The establishment of the Plan shall not confer upon any Key Associate or Director any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan.  The Plan does not constitute an inducement or consideration for the employment or service of any Key Associate or Director, nor is it a contract between the Company or any of its Subsidiaries and any Key Associate or Director.  Participation in the Plan shall not give any Key Associate or Director any right to be retained in the service of the Company or any of its Subsidiaries.  No Key Associate or Director who receives an Award shall have rights as a shareholder of the Company prior to the date Shares are issued to the Participant pursuant to the Plan.

19.3           Creditors.  The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

19.4           Securities Law Restrictions.  The Committee may require each Participant purchasing or acquiring Shares pursuant to an Option, SAR or other Award to represent to and agree with the Company in writing that such Participant is acquiring the Shares for investment and not with a view to the distribution thereof.  All Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions or otherwise denote the Shares as being subject to such restrictions, if issued in book-entry or electronic form.  No Shares shall be issued hereunder unless the Company shall have determined that such issuance is in compliance with, or pursuant to an exemption from, all applicable Federal and state securities laws.

19.5           Governing Law.  The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the State of Mississippi and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422 of the Code.

19.6           Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.7           Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

19.8           Nonqualified Deferred Compensation Plan Omnibus Provision.  It is intended that any compensation, benefits or other remuneration which is provided pursuant to or in connection with the Plan which is considered to be nonqualified deferred compensation subject to Section 409A of the Code shall be provided and paid in a manner, and at such time and in such form, including application of a six-month delay for specified employees in certain circumstances, as complies with the applicable requirements of Section 409A of the Code to avoid the unfavorable tax consequences provided therein for non-compliance.  Notwithstanding any provision of the Plan to the contrary, the Committee is authorized to amend any Award Agreement and to amend or declare void any election by a Participant as may be determined by the Committee to be necessary or appropriate to evidence or further evidence required compliance with Section 409A of the Code.  The Committee, however, shall have no responsibility or liability if any Award is subject to adverse taxation under Section 409A of the Code.

19.9           Share Certificates and Book Entry.  To the extent that the Plan provides for issuance of stock certificates to represent shares of Stock, the issuance may be effected on a non-certificated basis to the extent permitted by applicable law and the applicable rules of any stock exchange.  Notwithstanding any other provisions contained in the Plan, in its discretion the Committee may satisfy any obligation to deliver Shares represented by stock certificates by delivering Shares in book-entry or electronic form.  If the Company issues any Shares in book-entry or electronic form that are subject to terms, conditions and restrictions on transfer, a notation shall be made in the records of the transfer agent with respect to any such Shares describing all applicable terms, conditions and restrictions on transfer.  In the case of Restricted Stock granted under the Plan, such notation shall be substantially in the form of the legend contained in Section 7.5 herein.

19.10           Beneficiary Designations.  A Participant may designate a Beneficiary to receive any Options or SARs that may be exercised after his death or to receive any other Award that may be paid after his death, as provided for in the Agreement (provided that with regard to a Tandem SAR and Related Option, any Beneficiary shall be the same for both Awards).  Such designation and any change or revocation of such designation shall be made in writing in the form and manner prescribed by the Committee (or its delegee). In the event that the designated Beneficiary dies prior to the Participant, or in the event that no Beneficiary has been designated, any Awards that may be exercised or paid following the Participant’s death shall be transferred or paid in accordance with the Participant’s will or the laws of descent and distribution.  If the Participant and his Beneficiary shall die in circumstances that cause the Committee (or its delegee), in its discretion, to be uncertain which shall have been the first to die, the Participant shall be deemed to have survived the Beneficiary.

19.11           Clawback.  All Awards (whether vested or unvested) shall be subject to the terms of the Company’s recoupment, clawback or similar policy as such may be in effect from time to time, as well as any similar provisions of applicable law, which could in certain circumstances require repayment or forfeiture of Awards or any Shares or other cash or property received with respect to the Awards (including any value received from a disposition of the Shares acquired upon payment of the Awards).

19.12           Banking Regulatory Provision.  All Awards shall be subject to any condition, limitation or prohibition under any financial institution regulatory policy or rule to which the Company or any subsidiary thereof is subject.